EXHIBIT 99.1

Famed Former NFL Safety, Leonard Wheeler, Named Global Ambassador For TULSA-PRO®

TORONTO, June 04, 2025 (GLOBE NEWSWIRE) -- Profound Medical Corp. (NASDAQ:PROF; TSX:PRN) (“Profound” or the “Company”), a commercial-stage medical device company that develops and markets customizable, AI-powered, incision-free therapies for the ablation of diseased tissue, is pleased to announce that it has entered into a consulting agreement with Leonard Wheeler, a former NFL player turned entrepreneur, author, corporate consultant, co-Executive Director of the NFL Legends Community, and more recently, national podcaster.

This landmark partnership ushers in a dynamic new chapter for Profound, whereby Mr. Wheeler, who successfully underwent the TULSA procedure for organ-confined prostate cancer earlier this year, will establish platforms and communities — both in-person and digital — that educate, connect, and empower men, driving global awareness and advocacy for its TULSA-PRO® system.

Mr. Wheeler was selected in the third round of the 1992 NFL draft and spent nine years in the NFL playing for the Cincinnati Bengals, Minnesota Vikings, and Carolina Panthers. Retiring from the NFL in 2001, he turned his sights to entrepreneurship. He had developed a passion for public speaking and helping people uncover their true potential when he started speaking at schools as part of his affiliation with Athletes in Action and the Fellowship of Christian Athletes. Already armed with a diploma in Business & Psychology, he added a Communications degree and completed his Master’s in Executive Leadership from Liberty University, as well as certifications in executive coaching and change management. Today, Mr. Wheeler is the Founder and President of Trilucent Global.

Mr. Wheeler is now a global executive coach and speaker who has dedicated his life to performance, leadership, and helping others navigate life’s most pivotal transitions. At Trilucent Global, he has provided executive coaching to world-class organizations including Capital One, MIT, Vanguard, AAA, Ford, MasterCard, NASCAR, Sonic Automotive, and Daikin. He is also the author of Beyond the Locker Room: Developing Your Game Plan for Life’s Transitions, and serves as a Co-Executive Director and Ambassador for the NFL, Performance Coach for NASCAR, and Senior Communication Consultant for Game On Nation, LLC.

In 2024, Mr. Wheeler faced one of his most personal and critical challenges when he was diagnosed with prostate cancer. Initially, the treatment options presented to him in North Carolina were limited to traditional procedures like robotic prostatectomy and radiation, which carry significant risks of long-term side effects including urinary incontinence and erectile dysfunction.

It was a 20-year friendship that changed the course of his journey. Michael Vines, a close friend and fellow prostate cancer survivor, had successfully undergone a TULSA procedure at The Busch Center in Georgia. Mr. Vines’ story, support, and outcome gave Mr. Wheeler the information and the hope he needed. After extensive research, Mr. Wheeler pursued the same path and underwent the TULSA procedure himself at The Busch Center.

The TULSA procedure, performed using the TULSA-PRO® system, has the potential of becoming a mainstream treatment modality across the entire prostate disease spectrum; ranging from low-, intermediate-, or high-risk prostate cancer; to hybrid patients suffering from both prostate cancer and benign prostatic hyperplasia (“BPH”); to men with BPH only; and also, to patients requiring salvage therapy for radio-recurrent localized prostate cancer. TULSA employs real-time MR guidance and AI-enhanced planning for precision to preserve patients’ urinary continence and sexual function, while killing the targeted prostate tissue via precise sound absorption technology that gently heats it to 55-57°C. TULSA is an incision- and radiation-free “one-and-done” procedure performed in a single session that takes a few hours. Virtually all prostate shapes and sizes can be safely, effectively, and efficiently treated with TULSA. There is no bleeding associated with the procedure; no hospital stay is required; and most TULSA patients report quick recovery to their normal routine.

“Once I understood the difference,” said Mr. Wheeler, “it was an easy decision. The TULSA procedure not only treated my cancer effectively, but it also protected the quality of life I value. I feel incredibly blessed by the results and deeply motivated to help other men become aware of this option.”

Mr. Wheeler’s mission is now global. As a Global Brand Ambassador for Profound Medical, he is committed to reaching and educating tens of thousands of men about TULSA as soon as possible to help save lives and preserve dignity.

And he doesn’t walk this path alone. His wife, Kim Wheeler, a nurse for 27 years and now a Nurse Manager at Novant Presbyterian in Charlotte, NC, and his three kids, Lindsey, Connor, and Chase, have constantly supported him throughout his journey. Mrs. Wheeler’s experience in healthcare and her unwavering belief in proactive patient education reinforce their shared commitment to raising awareness and saving lives.

“This is bigger than me,” Mr. Wheeler adds. “It’s about helping men and their families see a different way forward. Because once you know your options, you can take control of your health and your future.”

“Our deliverables for 2025 are to drive awareness and adoption of, access to, and advocacy for TULSA-PRO® at the physician, patient and private payer levels,” commented Tom Tamberrino, Profound’s Chief Commercial Officer. “To that end, we are excited to partner with Leonard and look forward to working with him to soon launch an immersive TULSA-PRO® awareness campaign on multiple fronts, including digital media, social media, podcasting, and more.”

About Profound Medical Corp.

Profound is a commercial-stage medical device company that develops and markets customizable, incision-free therapies for the ablation of diseased tissue.

Profound is commercializing TULSA-PRO®, a technology that combines real-time MRI, AI-enhanced planning, robotically-driven transurethral ultrasound and closed-loop temperature feedback control. The TULSA procedure, performed using the TULSA-PRO® system, has the potential of becoming a mainstream treatment modality across the entire prostate disease spectrum; ranging from low-, intermediate-, or high-risk prostate cancer; to hybrid patients suffering from both prostate cancer and benign prostatic hyperplasia (“BPH”); to men with BPH only; and also, to patients requiring salvage therapy for radio-recurrent localized prostate cancer. TULSA employs real-time MR guidance for precision to preserve patients’ urinary continence and sexual function, while killing the targeted prostate tissue via precise sound absorption technology that gently heats it to 55-57°C. TULSA is an incision- and radiation-free “one-and-done” procedure performed in a single session that takes a few hours. Virtually all prostate shapes and sizes can be safely, effectively, and efficiently treated with TULSA. There is no bleeding associated with the procedure; no hospital stay is required; and most TULSA patients report quick recovery to their normal routine. TULSA-PRO® is CE marked, Health Canada approved, and 510(k) cleared by the U.S. Food and Drug Administration (“FDA”).

Profound is also commercializing Sonalleve®, an innovative therapeutic platform that is CE marked for the treatment of uterine fibroids and palliative pain treatment of bone metastases. Sonalleve® has also been approved by the China National Medical Products Administration for the non-invasive treatment of uterine fibroids and has FDA approval under a Humanitarian Device Exemption for the treatment of osteoid osteoma. Profound is in the early stages of exploring additional potential treatment markets for Sonalleve® where the technology has been shown to have clinical application, such as non-invasive ablation of abdominal cancers and hyperthermia for cancer therapy.

Forward-Looking Statements

This release includes forward-looking statements regarding Profound and its business which may include, but is not limited to, any express or implied statements or guidance regarding current or future financial performance; the expectations regarding the efficacy of Profound’s technology in the treatment of prostate cancer, BPH, uterine fibroids, palliative pain treatment and osteoid osteoma; and the success of Profound’s U.S. commercialization strategy and activities for TULSA-PRO®. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "is expected", "expects", "scheduled", "intends", "contemplates", "anticipates", "believes", "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations of the management of Profound. The forward-looking events and circumstances discussed in this release, may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting Profound, including risks regarding the medical device industry, regulatory approvals, reimbursement, economic factors, the equity markets generally and risks associated with growth and competition, statements and projections regarding financial guidance and goals and the attainment of such goals may differ from actual results based on market factors and Profound’s ability to execute its operational and budget plans; and actual financial results may not be consistent with expectations, including that revenue, operating expenses and cash usage may not be within management's expected ranges. Although Profound has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Other factors and risks that may cause actual results to differ materially from those set out in the forward-looking statements are described in Profound's Annual Report on Form 10-K and other filings made with U.S. and Canadian securities regulators, available at www.sedarplus.ca and www.sec.gov. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Profound undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, other than as required by law.

For further information, please contact:

Stephen Kilmer
Investor Relations
skilmer@profoundmedical.com
T: 647.872.4849

Susan Thomas
Public Relations
sthomas@profoundmedical.com
T: 619.540.9195